©2021 Cardiovascular Systems, Inc. All Rights Reserved. Q4 FY21 Earnings Supplement August 4, 2021

Safe Harbor This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Report Act of 1995, which are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this presentation regarding CSI’s strategy; growth; future financial measurements and investments; product development plans, milestones and introductions; geographic expansion; clinical trials and evidence; market estimates and opportunities; developments related to the COVID-19 pandemic; and anticipated product upgrades and reduced production volumes, and the impact thereof are forward-looking statements. These statements involve risks and uncertainties that could cause results differ materially from those projected, including, but not limited to, those described in CSI’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly and annual reports. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this presentation. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this presentation. The forward-looking statements contained in this presentation are made only as of the date of this presentation, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances. 2 FORWARD LOOKING STATEMENTS FINANCIAL INFORMATION This presentation includes calculations or figures that have been prepared internally and have not been reviewed or audited by CSI’s independent registered accounting firm. Use of different methods for preparing, calculating or presenting information may lead to differences, which may be material. In addition, this presentation also includes certain non-GAAP financial measures, such as Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this presentation to the most comparable U.S. GAAP measures for the respective periods can be found in tables in the appendix to this presentation. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP.

Q4 FY21 Worldwide Revenues of $71 Million

66.8% increase vs. LY and 12.2% sequential growth vs. Q3 FY21

Q4 FY21 Revenue Breakdown



Worldwide Peripheral
Worldwide Coronary
Worldwide Coronary $23.2 +95.7% Y/Y +10.7% Q/Q
Worldwide Peripheral $47.8 +55.7% Y/Y +12.9% Q/Q

($ in millions, Y/Y and Q/Q represent Year-over-Year and Quarter-over-Quarter growth rates)

Q4 FY21 Highlights

- Strong execution in new accounts, new users and deeper penetration of high-volume accounts
- Solid sequential U.S. revenue growth vs. Q3 FY21:
  - U.S. Peripheral grew 13.2% Q/Q
  - U.S. Coronary grew 12.3% Q/Q
- New OCT study presented at EuroPCR 2021 demonstrates exceptional performance with Diamondback 360 Coronary OAS
- Announced U.S. commercial launch of JADE peripheral angioplasty balloons
- Net loss of ($5.3M) compared to ($15.2M) in the year ago period



CSI. CARDIOVASCULAR SYSTEMS, INC. 3

FY21 Worldwide Revenues of $259 Million

9.5% increase vs. FY20

FY21 Highlights

- U.S. Peripheral grew 6.7% to $176.6M
  - Trained 359 physicians
- U.S. Coronary grew 17.3% to $71.0M
  - Certified 384 physicians
- International grew 8.3% to $11.3M
  - Trained/Certified 352 physicians
- Announced partnership with CVT to develop everolimus peripheral and coronary DCBs
- Acquired ViperCross peripheral support catheters
- First patients in Europe treated with Coronary OAS
- Announced investment in and acquisition option for telehealth company, CarePICS, LLC
- Launched WIRION embolic protection device and JADE peripheral angioplasty balloons
- Adjusted EBITDA improved to $12.0M compared to ($9.0M) last year
- Cash and marketable securities of $207.0M
- No long-term borrowings*



FY21 Revenue Breakdown



Worldwide Peripheral
Worldwide Coronary
Worldwide Coronary $82.0 +17.0% Y/Y
Worldwide Peripheral $176.9 +6.3% Y/Y

($ in millions, Y/Y represents Year-over-Year growth rates)

*Excludes $20.8M financing obligation for lease payments on company headquarters

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Q4 FY21: U.S. Peripheral

13.2% sequential revenue growth driven by strength in OBL and hospital

U.S. Peripheral revenue increased 55.4% Y/Y

- U.S. Peripheral revenue grew 13.2% Q/Q driven by:
  - 16.7% Q/Q revenue growth in the OBL, which operated at pre-Covid procedure levels;
  - 11.2% Q/Q revenue growth in hospitals; however, not back to full capacity due to Covid related weakness in the referral pipeline and the deferral of procedures for patients with lower acuity claudication
  - U.S. commercial launch of WIRION EPD and JADE angioplasty balloons drove $812,000 of peripheral ISD revenue.

Orbital Atherectomy System Revenue[2]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY19	$40,839	$43,191	$44,384	$47,905	$176,318
FY20	$44,944	$47,159	$41,839	$30,465	$164,407
FY21	$42,657	$43,625	$41,782	$46,836	$174,900

U.S Peripheral Revenue[1]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY19	$41,051	$43,426	$44,632	$48,207	$177,316
FY20	$45,272	$47,463	$42,134	$30,667	$165,536
FY21	$42,932	$43,924	$42,104	$47,648	$176,608

Interventional Support Device Revenue[3]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY19	$212	$235	$248	$302	$998
FY20	$328	$304	$295	$202	$1,129
FY21	$275	$299	$322	$812	$1,708

[1] Is the total of Orbital Atherectomy System Revenue plus Interventional Support Device Revenue.
[2] Includes peripheral orbital atherectomy devices, ViperWire, ViperSlide, Exchangeable cartridges, ViperTrack and other
[3] Zilient Guidewires, ViperCath and WIRION

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Q4 FY21: U.S. Coronary

Strong case volume drives double-digit sequential quarterly growth

U.S. Coronary revenue increased 100.8% year-over-year

- U.S. Coronary OAS units sold increased 101.5% Y/Y
- U.S. Coronary revenue grew 12.3% Q/Q due to increased penetration of high-volume accounts and new users
- Certified 113 new physicians and opened 19 new coronary accounts in Q4 (Certified 384 new physicians and opened 67 new coronary accounts in FY21)
- Sales of coronary ISDs increased 152.6% Y/Y to $2.9M and generated $645 of incremental revenue for every coronary OAS sold
- Steady ECLIPSE enrollment, >1,600 enrolled as of June 30, 2021

Orbital Atherectomy System Revenue[2]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY19	$13,514	$14,686	$15,402	$16,160	$59,762
FY20	$14,669	$16,490	$14,058	$8,651	$53,868
FY21	$13,952	$15,762	$15,093	$16,781	$61,588

U.S Coronary Revenue[1]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY19	$13,873	$15,170	$16,265	$17,490	$62,798
FY20	$16,257	$18,497	$15,988	$9,785	$60,527
FY21	$15,899	$17,983	$17,489	$19,645	$71,016

Interventional Support Device Revenue[3]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY19	$359	$484	$863	$1,330	$3,036
FY20	$1,588	$2,007	$1,930	$1,134	$6,659
FY21	$1,947	$2,221	$2,396	$2,864	$9,428

[1] Is the total of Orbital Atherectomy System Revenue plus Interventional Support Device Revenue.
[2] Includes coronary orbital atherectomy devices, Coronary ViperWire, ViperSlide and other
[3] Includes Sapphire angioplasty balloons and Teleport microcatheters

CSI. CARDIOVASCULAR SYSTEMS, INC. 6

Q4 FY21: International Exiting FY21 with increased case volume despite pandemic pressures 7 International revenue increased 76.4% Y/Y • International revenue increased 0.4% sequentially vs. Q3 FY21 • Number of OUS cases exceeded 2,000 for the first time • Certified and trained 97 new physicians using remote training • Opened 39 new accounts • COVID continues to impact Japan and other Asia Pacific countries • Planning to accelerate OUS launches in FY22 ($ in 000) Q1 Q2 Q3 Q4 Total FY19 $1,342 $1,610 $2,414 $2,537 $7,903 FY20 $2,961 $2,374 $3,053 $2,094 $10,482 FY21 $1,713 $2,262 $3,680 $3,694 $11,349 Country/Region Coronary Peripheral Asia Pacific 1 Hong Kong X X 2 Indonesia X 3 Japan X 4 Malaysia X X 5 Singapore X X EMEA 6 France X X 7 Germany X X 8 Italy X X 9 Kuwait X 10 Spain X X 11 Switzerland X X 12 UAE X X 13 The Netherlands X X 14 Saudi Arabia X Countries Launched

Q4 FY21 vs. Q3 FY21 and Q4 FY20 Dollars in thousands 8 Q4 FY21 Quarter/Quarter Change Year/Year Change Worldwide Revenue $70,987 12.2% 66.8% Worldwide Peripheral Revenue $47,758 12.9% 55.7% Worldwide Coronary Revenue $23,229 10.7% 95.7% U.S. Revenue $67,293 12.9% 66.4% U.S. Peripheral Revenue $47,648 13.2% 55.4% U.S. Coronary Revenue $19,645 12.3% 100.8% International Revenue $3,694 0.4% 76.4% U.S. Peripheral Units - 14.9% 65.8% U.S. Coronary Units - 12.0% 101.5%

Q4 FY21: Select Financial Information

Dollars in thousands, except earnings per share

	Q4 FY21	Q3 FY21	Q/Q Change Fav (Unfav)	Q4 FY20	Y/Y Change Fav (Unfav)
Net revenues	$70,987	$63,273	$7,714	$42,546	$28,441
Cost of goods sold	20,634	14,013	(6,621)	10,144	(10,490)
Gross Margin	70.9%**	77.9%	Decreased 700 BP	76.2%	Decreased 530 BP
Selling, general and administrative	45,713	41,442	(4,271)	34,966	(10,747)
% of sales	64.4%	65.5%	Decreased 110 BP	82.2%	Decreased 1780 BP
Research and development	9,245	13,163*	3,918	11,840	(3,199)
% of sales	13.0%	20.8%*	Decreased 780 BP	27.8%	Decreased 1480 BP
Amortization of intangible assets	304	304	-	326	22
Loss from operations	(4,909)	(5,649)	740	(14,730)	9,821
Other (income) and expense, net	313	292	(21)	334	21
Provision for income taxes	63	63	-	102	39
Net loss	($5,285)	($6,004)	$719	($15,166)	$9,881
Basic and diluted earnings per share	($0.14)	($0.15)	$0.01	($0.43)	$0.29
Basic and diluted weighted average shares outstanding	38,926,490	38,911,454	15,036	35,021,360	3,905,130

* Includes $3.4 million related to acquisition of peripheral catheters from WavePoint, LLC.

** Two factors resulted in temporary lower gross margins during Q4: 1. CSI incurred a one-time charge to cost of goods sold related to the upgrade of saline pumps that will be reaching end of service over the coming 24-36 months. 2. Throughout the first 9 months of fiscal 21, CSI operated its production facilities to ensure adequate safety stock. With pandemic conditions stabilizing, CSI lowered build levels in Q4 and reduced the accumulated safety stock.

CSI. CARDIOVASCULAR SYSTEMS, INC. 9

FY22: Annual Guidance 10 For the fiscal year ending June 30, 2022, CSI anticipates: Revenue of $295 million to $305 million (14% to 18% growth); Gross profit as a percentage of revenues of approximately 76%; Net loss in a range of 2% to 3% of revenues; and Adjusted EBITDA of 6% to 8% of revenues.

Non-GAAP Financial Measures

($ in thousands)	Q4 FY20	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	FY20	FY21
Net loss	($15,166)	($2,076)	($56)	($6,004)	($5,285)	($27,236)	($13,421)
Less: Other (income) and expense, net	334	355	276	292	313	233	1,236
Less: Provision for income taxes	102	63	63	63	63	231	252
Income (loss) from operations	(14,730)	(1,658)	283	(5,649)	(4,909)	(26,772)	(11,933)
Add: Stock-based compensation	3,143	4,907	3,877	3,704	3,742	13,612	16,230
Add: IPR&D charges incurred in connection with asset acquisitions	-	-	-	3,353	-	-	3,353
Add: Depreciation and amortization	1,027	1,029	1,058	1,056	1,169	4,179	4,312
Adjusted EBITDA	($10,560)	$4,278	$5,218	$2,464	$2	($8,981)	$11,962

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors

CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense, stock-based compensation, and in-process research and development (IPR&D) charges. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

CSI. CARDIOVASCULAR SYSTEMS, INC. 11

Investor Contact:
Jack Nielsen
651-202-4919
j.nielsen@csi360.com

CSI®, Diamondback®, Diamondback 360®, GlideAssist®, ViperWire®, WIRION® and ViperWire Advance® are trademarks of Cardiovascular Systems, Inc.
© 2021 Cardiovascular Systems, Inc.

OrbusNeich®, Teleport® and Sapphire® are trademarks of OrbusNeich Medical, Inc.

CSII

Cardiovascular Systems, Inc.

@csi360

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